ADMINISTRATIVE SERVICES AGREEMENT


         THIS AGREEMENT is made by and between AETNA SERIES FUND, INC., a Maryland corporation (the "Company"), on behalf of its series, Aetna Index Plus Fund ("Fund"), and AETNA LIFE INSURANCE AND ANNUITY COMPANY, a Connecticut insurance corporation (the "Administrator"), with respect to the following recital of facts:

                                  R E C I T A L

         WHEREAS,   the  Company  is  registered  as  an  open-end   diversified
management investment company under the Investment Company Act of 1940, as amended (the "1940 Act"), and the rules and regulations promulgated thereunder;

         WHEREAS, the Administrator is registered as an investment adviser under the Investment Advisers Act of 1940, as amended (the "Advisers Act"), and engages in the business of acting as an investment adviser and an administrator of investment companies;

         WHEREAS,  the Company has established the Fund; and

         WHEREAS, the Company, on behalf of the Fund, and the Administrator desire to enter into an agreement to provide for administrative services for the Fund on the terms and conditions hereinafter set forth.

         NOW  THEREFORE,   in  consideration  of  the  mutual  covenants  herein
contained and other good and valuable considerations, the receipt of which is hereby acknowledged, the parties hereto agree as follows:

I.       APPOINTMENT AND OBLIGATIONS OF THE ADMINISTRATOR

         The Administrator is hereby appointed to serve as the Administrator to the Fund, to provide the administrative services described herein and assume the obligations set forth in Section II, subject to the terms of this Agreement and the control of the Company's Board of Directors (the "Board"). The Administrator shall, for all purposes herein, be deemed an independent contractor and shall have, unless otherwise expressly provided or authorized, no authority to act for or represent the Fund in any way or otherwise be deemed an agent of the Fund.

II.      DUTIES OF THE ADMINISTRATOR

In carrying out the terms of this Agreement, the Administrator shall:

     A. provide office space, equipment and facilities (which may be the Administrator's of its affiliates') for maintaining the Company's organization, for meetings of the Company's Board of Directors and shareholders, and for performing administrative services hereunder;

     B. supervise and manage all aspects of the Fund's operations (other than investment advisory activities), and supervise relations with, and monitor the performance of, custodians, depositories, transfer and pricing agents, accountants, attorneys, underwriters, brokers and dealers, insurers and other persons in any capacity deemed to be necessary and desirable by the Board;

     C. determine and arrange for the publication of the net asset value of the Fund;

     D. provide non-investment related statistical and research data and such other reports, evaluations and information as the Fund may request from time to time;

     E. provide internal clerical, accounting and legal services, and stationery and office supplies;

     F. prepare, to the extent requested by the Company, the Fund's prospectus, statement of additional information, proxy statements and annual and semi-annual reports to shareholders;

     G. arrange for the printing and mailing (at the Fund's expense) of proxy statements and other reports or other materials provided to the Fund's shareholders;

     H. prepare for execution and file all the Fund's federal and state tax returns and required tax filings other than those required to be made by the Fund's custodian and transfer agent;

     I. prepare periodic reports to and filings with the Securities and Exchange Commission (the "SEC") and state Blue Sky authorities with the advice of the Fund's counsel;

     J. maintain the Company's existence, and during such times as the shares of the Fund are publicly offered, maintain the registration and qualification of the Fund's shares under federal and state law;

     K. keep and maintain the financial accounts and records of the Fund;

     L. develop and implement, if appropriate, management and shareholder services designed to enhance the value or convenience of the Fund as an investment vehicle;

     M. provide the Board on a regular basis with reports and analyses of the Fund's operations and the operations of comparable investment companies;

     N. respond to inquiries from shareholders or participants of employee benefit plans (for which the Administrator or any affiliate provides recordkeeping) relating to the Fund, concerning, among other things, exchanges among Funds, or refer any such inquiries to the Company's officers or the Fund's transfer agent;

     O. provide participant recordkeeping services for participants in employee benefit plans for which the Administrator or any affiliate provides recordkeeping services; and

     P. provide such information as may be reasonably requested by a shareholder representative of or a participant in an employee benefit plan to comply with applicable federal or state laws.


III.     REPRESENTATIONS AND WARRANTIES

         A.       REPRESENTATIONS AND WARRANTIES OF THE ADMINISTRATOR

     The Administrator hereby represents and warrants to the Company as follows:

               1. Due Incorporation and Organization. The Administrator is duly organized and is in good standing under the laws of the State of Connecticut and is fully authorized to enter into this Agreement and carry out its duties and obligations hereunder.

               2. Best Efforts. The Administrator at all times shall provide its best judgment and effort to the Fund in carrying out its obligations hereunder.

         B.       REPRESENTATIONS AND WARRANTIES OF THE FUND AND THE COMPANY

     The Company, on behalf of the Fund, hereby represents and warrants to the Administrator as follows:

               1. Due Incorporation and Organization. The Company has been duly incorporated under the laws of the State of Maryland and it is authorized to enter into this Agreement and carry out its terms.

               2. Registration. The Company is registered as an investment company with the SEC under the 1940 Act and shares of the Fund are registered or qualified for offer and sale to the public under the Securities Act of 1933, as amended (the "1933 Act"), and all applicable state securities laws. Such registrations or qualifications will be kept in effect during the term of this Agreement.

IV.      CONTROL BY THE BOARD OF DIRECTORS

         Any activities undertaken by the Administrator pursuant to this Agreement on behalf of the Fund shall at all times be subject to any directives of the Board.

V.       COMPLIANCE WITH APPLICABLE REQUIREMENTS

         In carrying out its obligations under this Agreement, the Administrator shall at all times conform to:

               A.   all applicable provisions of the 1940 Act;

               B. the provisions of the registration statement of the Company under the 1933 Act and the 1940 Act;

               C. the provisions of the Company's Articles of Incorporation, as amended;

               D.   the  provisions  of the By-Laws of the Company,  as amended;
                    and

               E.   any other applicable provisions of state and federal law.

VI.      DELEGATION OF RESPONSIBILITIES

         All services to be provided by the Administrator under this Agreement may be furnished by any directors, officers or employees of the Administrator or by any affiliates of the Administrator under the Administrator's supervision.

VII.     COMPENSATION

         For the services to be rendered, the facilities furnished and the expenses assumed by the Administrator, the Company, on behalf of the Fund, shall pay to the Administrator an annual fee, payable monthly, based upon the following average daily net assets of the Fund:

                   Rate                       Net Assets
                   ----                       ----------
                   0.25%                     On first $250 MM
                   0.24%                     On next $250 MM
                   0.23%                     On next $250 MM
                   0.22%                     On next $250 MM
                   0.20%                     On next $1 B
                   0.18%                     Over $2 B

Except as hereinafter set forth, compensation under this Agreement shall be calculated and accrued daily at the rate of 1/365 of the annual administration fee applied to the daily net assets of the Fund. If this Agreement becomes effective subsequent to the first day of a month or shall terminate before the last day of a month, compensation for that part of the month this Agreement is in effect shall be prorated in a manner consistent with the calculation of the fees as set forth above.

VIII.    NON-EXCLUSIVITY

         The services of the Administrator to the Fund are not to be deemed to be exclusive, and the Administrator shall be free to render administrative or other services to others (including other investment companies) and to engage in other activities, so long as its services under this Agreement are not impaired thereby. It is understood and agreed that officers and directors of the Administrator may serve as officers or directors of the Company, and that officers or directors of the Company may serve as officers or directors of the Administrator to the extent permitted by law; and that the officers and directors of the Administrator are not prohibited from engaging in any other business activity or from rendering services to any other person, or from serving as partners, officers, directors or trustees of any other firm or trust, including other investment companies.

IX.      TERM

         This Agreement shall become effective at the close of business on the date hereof and shall continue through December 31, 1997. Thereafter it shall continue for successive annual periods, provided such continuance is specifically approved at least annually by the Company's directors who are not parties to this Agreement or "interested persons" (as defined in the 1940 Act) of any such party, or by the vote of the holders of a "majority" (as so defined) of the outstanding voting securities of the Fund and by such vote of the directors.

X.       TERMINATION

         This Agreement may be terminated at any time, without the payment of any penalty, by vote of the Company's directors or by vote of a majority of the Fund's outstanding voting securities (as defined in Section 2(a)(42) of the 1940
Act), or by the Administrator, on sixty (60) days' written notice to the other party.

XI.      LIABILITY OF ADMINISTRATOR AND INDEMNIFICATION

         A.       LIABILITY

                  In the absence of willful misfeasance, bad faith or gross negligence on the part of the Administrator or its officers, directors or employees, or reckless disregard by the Administrator of its duties under this Agreement, the Administrator shall not be liable to the Company or to any shareholder of the Company for any act or omission in the course of, or connected with, rendering services hereunder or for any losses that may be sustained in the purchase, holding or sale of any security.

         B.       INDEMNIFICATION

                  In the absence of willful misfeasance, bad faith, gross negligence or reckless disregard of obligations or duties hereunder on the part of the Administrator or any officer, director or employee of the Administrator, to the extent permitted by applicable law, the Company hereby agrees to indemnify and hold the Administrator harmless from and against all claims, actions, suits and proceedings at law or in equity, whether brought or asserted by a private party or a governmental agency, instrumentality or entity of any kind, relating to the sale, purchase, pledge of, advertisement of, or solicitation of sales or purchases of any security (whether of the Fund or otherwise) by the Company, its officers, directors, employees or agents in alleged violation of applicable federal, state or foreign laws, rules or regulations.

XII.     MATERIALS FOR DISTRIBUTION TO SHAREHOLDERS

         During the term of this Agreement, the Company shall furnish to the Administrator at its principal office copies of all prospectuses, proxy statements, reports to shareholders, sales literature and other material referring to the Administrator that were prepared for distribution to shareholders of the Company and to participants in employee benefit plans owning interests in the Fund (prior to the public distribution of such materials). The Company shall not use any such materials that refer to the Administrator if the Administrator reasonably objects in writing within five business days (or such other time as the parties may agree) after receipt thereof, unless prior to such use the material is modified in a manner that is satisfactory to the Administrator. Subsequent to the termination of this Agreement, the Company will continue to furnish to the Administrator copies of such materials. The Company shall also furnish or otherwise make available to the Administrator other information relating to the business affairs of the Company as the Administrator reasonably requests from time to time.

XIII.    NOTICES

         Any notices under this Agreement shall be in writing, addressed and delivered or mailed postage paid to the other party at such address as such other party may designate for the receipt of such notice. Until further notice to the other party, it is agreed that the address of the Administrator and that of the Company for this purpose shall be 151 Farmington Avenue, Hartford, Connecticut 06156.

XIV.     QUESTIONS OF INTERPRETATIONS

         This Agreement shall be governed by the laws of the State of Connecticut. Any question of interpretation of any term or provision of this Agreement having a counterpart in or otherwise derived from a term or provision of the 1940 Act shall be resolved by reference to such term or provision of the 1940 Act and to interpretations thereof, if any, by the United States Courts or, in the absence of any controlling decision of any such court, by rules, regulations or orders of the SEC issued pursuant to said Act. In addition, where the effect of a requirement of the 1940 Act reflected in the provisions of this Agreement is revised by rule, regulation or order of the SEC, such provisions shall be deemed to incorporate the effect of such rule, regulation or order.

XV.      SERVICE MARK

         The service mark of the Company and the Fund and the name "Aetna" have been adopted by the Company with the permission of Aetna Life and Casualty
Company and their continued use is subject to the right of Aetna Life and Casualty Company to withdraw this permission in the event the Administrator or another subsidiary or affiliated corporation of Aetna Life and Casualty Corporation should not be the Administrator of the Fund.


         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in duplicate by their respective officers as of the 25th day of September, 1996.

                                        AETNA SERIES FUND, INC.
                                        on behalf of its series,
                                        The Index Plus Fund


Attest:

                                        By:  /s/Shaun P. Mathews
                                        -----------------------------------
/s/Susan E. Bryant                      Name:  Shaun P. Mathews
----------------------------            Title: President
         Secretary



                                        AETNA LIFE INSURANCE AND ANNUITY COMPANY


Attest:

                                        By: /s/Susan E. Schechter
                                        -----------------------------------
                                        Name:  Susan E. Schechter
/s/DeAnn S. Anastasio                   Title:  Corporate Secretary
-----------------------------